Exhibit 10.14
*    Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.
20080122.003.C
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This Work Order 20080122.003.C (“WO”) is issued pursuant to the Master Services Agreement No. GAMSA-STAR081106-00 dated October 1, 2006 (“Agreement”) between AT&T Mobility LLC f/k/a Cingular Wireless LLC (“AT&T Mobility”) and StarTek USA Inc. (“Supplier”) and the Agreement is incorporated by reference herein. Capitalized terms used in this Work Order not otherwise defined herein shall have the definitions specified in the Agreement. If the Work Order conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this Work Order in which case the WO shall govern and control.
AT&T Mobility hereby authorizes Supplier to perform the following Services:
1	SCOPE OF WORK
1.1	Supplier consumer customer services representatives (“CSRs”) shall take and handle inbound customer care inquiries by program (“Program”) as set forth in Exhibit C in accordance with the AT&T Mobility hours of operation set forth in Section 1.2 subject to applicable laws at the rates set forth in Exhibit B. Any other customer care activities, changes that result in the nature or type, market or mix of calls to change, including any changes to the mix of Program project(s) supported by Site as set forth in Exhibit C attached hereto, shall be subject to Exhibit 5 of the Agreement.

1.2	Services shall be performed Monday through Sunday, not including Holidays as set forth in Exhibit B, at the hours of operations (“Hours of Operation”) set forth in Exhibit D by site (“Site”):

Hours of Operation may be amended from time to time as set forth in Exhibit 5 of the Agreement. AT&T Mobility reserves the right to modify (decrease or increase) Services Hours of Operation upon twenty (20) calendar days written notice to Supplier. AT&T Mobility agrees to utilize the Change in Scope procedures to effect this change.
2.	PRIMARY CONTACT INFORMATION
2.1	The individuals listed in the table below will serve as primary contact for the Program. Any changes will be done in accordance with Exhibit 5 of the Agreement.

AT&T Mobility Contacts	Supplier Contact(s)
[*]	[*]
3.	TERM
3.1	The Term of this Work Order shall commence on May 1, 2008 (“Effective Date”), and shall continue until midnight on April 28, 2010 (the “Initial Term). The Work Order may be terminated as allowed in the Agreement or in this Work Order.
4.	SERVICE SPECIFICATIONS AND REQUIREMENTS
4.1	The deliverables to be delivered by Supplier to AT&T Mobility pursuant to this Work Order are listed in Exhibit A “Deliverables Matrix” (the “Deliverables”).

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5.	AT&T MOBILITY SYSTEMS USE AND DOWNTIME
5.1	Should AT&T Mobility systems become unavailable to Supplier, Supplier will follow the notification instructions contained in AT&T Mobility’s Downtime Policy as provided by AT&T Mobility. Supplier will utilize downtime forms to capture call information on the AT&T Mobility-provided downtime forms and will input into AT&T Mobility systems as soon as reasonably possible after restoration of the impacted systems. AT&T Mobility shall pay the applicable [*] rate for this function. Supplier shall be excused from Performance Standards for the duration of the system outage.

5.2	If the telecommunications systems are in failure due to AT&T Mobility, AT&T Mobility may require Supplier’s CSRs to go into pure AUX state, whereby they are not receiving calls. AT&T Mobility shall still be charged the actual outage time incurred for the amount of time affected. Supplier shall be excused from Performance Standards for the duration of the outage.

5.3	The AT&T Mobility system will be completely down during certain after-hour times and other scheduled times throughout the year for maintenance. When practical, AT&T Mobility will advise Supplier of the scheduled maintenance at least twenty-four (24) hours prior to the times and dates that the systems will not be available due to maintenance.

5.4	Notwithstanding the foregoing, in the event of a Supplier system/telecommunications outage, Supplier will utilize CSRs’ [*] time for offline work and training for the duration of the outage. AT&T Mobility shall not be charged for unutilized hours for the duration of a Supplier system outage.

5.5	Supplier shall advise the AT&T Mobility Contact and/or Vendor Manager when any AT&T Mobility-provided system is down for more than 5 minutes. Supplier shall provide an escalation plan with mitigating action in the event of systems disruption to be approved by AT&T Mobility by Services launch.

5.6	Supplier will continue to provide the Services under this Work Order if AT&T Mobility relocates its operations to an interim or substitute facility or otherwise implements any of its internal disaster recovery plans.

5.7	Failure to comply materially with this Section constitutes a material breach of the Agreement.
6.	PERFORMANCE STANDARDS:
6.1	AT&T Mobility and Supplier have developed the standards set forth in this Work Order, (hereinafter “Performance Standards”) to ensure the delivery of high quality, efficient customer service. Effective upon signature of this Work Order by both parties (“Execution Date”), Performance Standard measurements for Sites existing on the Execution Date shall begin the month following the Execution Date, or for the Performance Standards related to First Call Resolution and Overall Customer Satisfaction, the next full or prorated per complete months remaining, as the case may be, calendar quarter. Performance Standards for Sites opening after the Execution Date shall be applicable to Services performed from a particular Site/Program [*] days after Site opening, or as outlined in the Performance Measurements attached hereto as Exhibit E. Furthermore, anytime a particular Site/Program increases by more than twenty five percent (25%) over a two (2) month period (measured by the 45-Day Lock FTE), Performance Standards shall not apply with respect to such Site/Program until [*] after the incremental Site/Program staff has been in Production handling customer calls. Before the application of any of the Performance Standards, the parties agree to meet and discuss in good faith changes to the Performance Standards set forth and the relevant AT&T Mobility invoice credits and Supplier earned debits or bonuses with respect to such Performance Standards based on performance prior to such Performance Standards taking effect. Performance Standards hereunder shall be measured by Program at each Site and shall exclude calls handled by the IVR and those calls subject to waivers as set forth herein this Work Order. Any invoice credits owed or debits earned by Supplier shall only apply to the Services invoiced for the particular Site/Program subject to Section 1.1 herein for which it was measured and shall be assessed to Customer Service Experience (“CSE”) Program [*] in Production only. Any invoice debits earned by Supplier will be used to offset AT&T Mobility invoice credits only, except for Section 6.3.3 Occupancy which may earn a true debit. Notwithstanding the foregoing, Supplier may earn a Bonus subject to Sections 6.3.1 and 6.3.2. AT&T Mobility invoice credits, Supplier earned debits to AT&T Mobility invoice credits, and bonuses will be calculated as set forth in Section 6.3 and shall be applied on a quarterly basis.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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6.2	Call Volume Forecasting / Staffing. Each month on a by Site/Program basis, AT&T Mobility shall provide Supplier three (3) written forecasts to be used by Supplier as a guide for recruitment, planning and staffing activities. The three (3) written forecasts are as follows:
1. 90 Day Outlook Forecast with the required number of Full Time Equivalents (“FTEs”) by Site/Program for recruitment purposes
2. 45 Day Locked Forecast with the estimated daily number of calls by Site/Program for planning purposes as well as forecasted modification training for the applicable month (“45 Day Lock”)
3. 15 Day Forecast with daily call arrival patterns by Site/Program
Supplier shall provide FTE staffing pursuant to the mutually agreed upon 45 Day Lock based upon the 90 Day Outlook Forecast, which will include an assumption of the current training and nesting requirements set forth in Exhibit D. Notwithstanding the foregoing, in the event that AT&T Mobility requests training to extend beyond the current requirements set forth in Exhibit D, the parties shall address the change subject to Exhibit 5 of the Agreement.
The mutually agreed upon 45 Day Lock represents a commitment by AT&T Mobility and Supplier with respect to staffing levels. Once the 45 Day Lock is agreed to, AT&T Mobility agrees to compensate Supplier for the [*] incurred for the applicable month, and it is Supplier’ responsibility to staff to the 45 Day Lock as mutually agreed upon. In cases where Supplier has duplicate Programs across Sites, AT&T Mobility and Supplier shall mutually agree upon volume changes at a Site level as long as the 45 Day Lock remains unchanged. In the event that actual volumes are less than the 45 Day Lock, Supplier will use reasonable best efforts to ensure productive utilization of CSRs by offering voluntary go home (“VGH”), internal training, etc.
Each 15 Day Forecast will be prepared on a Site/Program basis in thirty (30) minute intervals and will include estimated call volumes, estimated average handle times, estimated shrinkage percentages and, when available, any other information which would be relevant for Supplier in providing the Services.
Both AT&T Mobility and Supplier will need to agree upon the volume forecasts and related staffing when the 45 Day Lock represents +/- 15% change from the previous 90 Day Outlook Forecast, as it may require additional new hire training. The parties shall mutually agree upon adjusted staffing for the modified forecast volumes pursuant to Exhibit 5 of the Agreement. Notwithstanding the foregoing, in the event a Site requires a reduction of more than forty-nine (49) CSRs , Supplier shall have seventy (75) days from receipt of written notice, or the minimum number of days required to maintain compliance with the laws applicable in the affected Site’s location, to comply with the AT&T Mobility provided forecast.
a)	The Performance Standards outlined in this Work Order may be changed by AT&T Mobility upon thirty (30) days written notice to Supplier per the procedure outlined in Exhibit 5, Management Procedures for Change in Scope of the Agreement.

b)	Notwithstanding the foregoing Performance Metrics and/or AT&T Mobility invoice credits under this WO or the Agreement shall be waived to the extent they are attributable to a failure caused by AT&T Mobility or if actual call volume for the Program exceeds or is less than the 45 Day Lock for such Site/Program by more than ten percent (10%) or as otherwise set forth in this Work Order or the Agreement.

c)	Material failure to meet the same Performance Standards at the same Site/Program for two (2) consecutive months shall be considered a material default.

d)	Supplier shall provide at least [*] of the staffing pursuant to the 45 Day Lock and in any case shall use reasonable efforts to achieve one hundred percent (100%) of the staffing pursuant to the 45 Day Lock, and AT&T Mobility shall provide at least [*] of the [*] pursuant to the 45 Day Lock. If Supplier fails to staff at least [*] of the 45 Day Lock and the shortage materially impacts AT&T Mobility’s ability to provide services to its customers, Supplier’s failure will be considered a material default. At the request of AT&T Mobility, Supplier will provide a corrective action plan for such breach.

e)	Supplier shall be excused from Performance Metrics and/or AT&T Mobility invoice credits under this SOW in the event the parties determine that the components and/or assumptions used to determine the 45 Day Lock are inaccurate resulting in Supplier failing to meet Performance Metrics. The parties will mutually agree upon which component and/or assumption is inaccurate, will correct and re-run current and future forecasts utilizing the corrected components and/or assumptions. Variable assumptions and/or components include, but shall not be limited to: call volume, AHT assumption, occupancy, and modification/upgrade training hours.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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6.3	Performance Metrics: The following Performance Metrics shall be measured on a Site basis and shall apply to the Customer Service Experience (“CSE”) program only, and shall be subject to material default and the applicable AT&T Mobility invoice credit, Supplier earned debit to AT&T Mobility’s invoice credit, or Bonus set forth herein. Notwithstanding the foregoing, AT&T Mobility may request that additional Programs be subject to the Performance Metrics and subject to Exhibit 5 of the Agreement.
6.3.1	First Call Resolution Rate (“FCR”): FCR will be measured quarterly by Site by the Telegence and CARE Programs which shall be considered one (1) Program for the purposes of FCR stack ranking and shall be ranked against Like Sites’ national average, contingent upon a sample size of at least four hundred (400) per Site. Sample sizes of less than four hundred (400) shall be excluded from the quarterly measurement. AT&T Mobility or AT&T Mobility vendor sites with samples sites of less than four hundred (400) shall not be included in the stack ranking. FCR shall be waived in the event Supplier’ results are within the top [*] of stacked ranking measured by region, regardless if Supplier results fall within the [*] quartile when measured against the national average for overall Like Sites.

Example:

Assumptions:
Overall Like Sites national average results:	[*]
Results for top [*] of Like Sites measured by region:	[*]
Supplier results:	[*]
Supplier results within the top [*] of the results measured by region. FCR Performance Standard and associated AT&T Mobility invoice credit is waived. AT&T Mobility invoice credits and Supplier earned offset debits will be applied at the end of the quarter, by Site/Program pursuant to Exhibit E. New sites will be measured [*] after the first call received in Production. Converted sites (sites subject to Conversion training as described in Exhibit B herein) will be measured [*]months after the first call received in Production. The AT&T Mobility invoice credits and Supplier earned offset debits will be applied in the following fashion based on FCR scores:

[*] of Like sites	[*] AT&T Mobility invoice credit
[*] of Like Sites	[*] AT&T Mobility invoice credit
[*] of Like Sites	[*] Supplier earned offset debit
[*] of Like Sites	[*] Supplier earned offset debit
Not to exceed [*] AT&T Mobility invoice credit
A [*] percent ([*]%) bonus may apply on a per Site basis if the FCR stretch target is achieved in any quarter (“Bonus”). The stretch target for First Call Resolution is [*] or better. The Bonus shall be calculated as follows: 1) The quarterly invoice credit(s) /debit(s) shall be calculated (“Offset Result”), then (2) the Bonus shall be applied to the Offset Result.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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6.3.2	Overall Customer Satisfaction (“OCS”): will be measured quarterly by Site by the Telegence and CARE Programs which shall be considered one (1) Program for the purposes of OCS stack ranking and ranked against Like Sites’ national average, contingent upon a sample size of at least four hundred (400) per Site. Sample sizes of less than four hundred (400) shall be excluded from the quarterly measurement. OCS shall be waived in the event Supplier’ results are within the top [*] of stacked ranking measured by region, regardless if Supplier results fall within the [*] quartile when measured against the national average for overall Like Sites.

Example:

Assumptions:
Overall Like Sites national average results:	[*]
Results for top [*] of Like Sites measured by region:	[*]
Supplier results:	[*]
Supplier results within the top [*] of the results measured by region. OCS Performance Standard and associated AT&T Mobility invoice credit is waived. AT&T Mobility invoice credits and Supplier earned offset debits will be applied at the end of the quarter, by Site/Program pursuant to Exhibit E. New sites will be measured [*]after the first call received in Production. Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*]after the first call received in Production. The AT&T Mobility invoice credits and Supplier earned offset debits will be applied in the following fashion based on Overall Customer Satisfaction scores:

[*] of Like Sites	[*] AT&T Mobility invoice credit
[*] of Like Sites	[*] AT&T Mobility invoice credit
[*] of Like Sites	[*] Supplier earned offset debit
[*] of Like Sites	[*] Supplier earned offset debit
Not to exceed [*] AT&T Mobility invoice credit.
A [*] bonus may apply on a per Site basis if the FCR and OCS stretch targets are achieved in any quarter (“Bonus”). The stretch target for Overall Customer Satisfaction is [*] or better. The Bonus shall be calculated as follows: 1) The quarterly invoice credit(s) /debit(s) shall be calculated (“Offset Result”), then (2) the Bonus shall be applied to the Offset Result.
6.3.3	Occupancy Rate Target of [*] The Occupancy Rate will be measured monthly, and shall be calculated by subtracting total idle (waiting to serve) time from total logged in time and dividing the difference by total logged in time. The Occupancy Performance Standard and associated AT&T Mobility invoice credit will be waived in the event that the actual call volume is less than[*] of the 45 Day Lock. Any individual days where the actual call volumes are less than the 45 Day Forecast by [*] or more and the Occupancy target is missed will be excluded from the monthly calculation of Occupancy. The AT&T Mobility invoice credits and Supplier earned debits will be applied in the following fashion based on Occupancy Rate scores:

below [*]	[*] AT&T Mobility invoice credit
[*] to [*]	[*] Supplier earned debit
above [*]	[*] Supplier earned debit
Notwithstanding the foregoing, Supplier may only earn a debit for Occupancy if it is staffed to at least [*] of the full time equivalents (“FTEs”) mutually agreed upon in the 45 Day Lock. An FTE is defined by forty (40) worked hours.
6.3.4	Productivity: The measurement for productivity will be measured monthly and shall be calculated as follows: [*]. The Productivity Performance Standard and associated AT&T Mobility invoice credit will be waived if voluntary go home time associated with low volumes drives lower productivity. Converted sites (sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production, The AT&T Mobility invoice credits will be applied in the following fashion based on Productivity scores:

below [*]	[*] AT&T Mobility invoice credit
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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6.3.5	Call Transfer Rate for CSE Sites/Program only: AT&T Mobility and Supplier shall mutually agree upon a target for the CSE Call Transfer Rate within ninety (90) days of the Execution Date. Until such time, Supplier will use commercially reasonable efforts to meet an operation target of [*] (“Operational Target”). The Operational Target for the Call Transfer Rate shall not in any way be used to determine a material breach on the part of Supplier. Change management procedures set forth in Exhibit 5 of the Agreement will be invoked for process changes directly impacting Call Transfer Rates.

TBD	(Rounded to the nearest whole percentage)
6.3.6	Average Handle Time (“AHT”): The AHT target by Site/Program shall be provided by AT&T Mobility as part of the 45 Day Lock and shall be measured monthly as it applies to material breach. The AHT Performance Standard will be waived if the actual Call Volume is greater than ten percent (>10%) over the target provided in the 45 Day Lock or if the average of other Like Sites is [*] or greater. The AHT target provided in the 45 Day Lock will be subject to material breach, however, will not be subject to credits or debits. Converted sites (sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production,

With respect to credits and debits, AT&T Mobility may receive the invoice credit set forth herein in the event the monthly AHT measurement is [*] or greater. Change management procedures set forth in Exhibit 5 of the Agreement will be invoked if AHT targets need to change.

The AT&T Mobility invoice credits will be applied in the following fashion:

above [*] seconds	[*] AT&T Mobility invoice credit
6.3.7	Short Call Rate: Shall mean calls that are less than [*] in length. The goal is not to exceed [*] and shall be measured monthly. Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured [*] after the first call received in Production. Change in procedures shall be subject to Exhibit 5 of the Agreement.
7.	Cap:

The resulting Supplier earned debits and AT&T Mobility invoice credits for the applicable Performance Standard measurement set forth herein Section 6 will only be applied to the applicable Site’s Program [*] billed. The total AT&T Mobility invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of [*] per Site invoice. The total invoice debits to AT&T Mobility’s invoice credit for all Performance Standards in aggregate in any month cannot exceed a maximum of a [*] per Site invoice. Notwithstanding the foregoing, Supplier may earn an additional [*] Bonus per quarter upon attainment of FCR and OCS stretch targets.

8.	Performance Metrics Waivers
8.1	In addition to any other waivers set forth herein this Work Order, Supplier shall be excused for failures to meet any Performance Metric and shall not be in breach of this Work Order if such failure is caused by: a) AT&T Mobility; and/or b) third parties (hired or contracted) to provide system applications and/or system application services to or for AT&T Mobility (including carriers) (a and b collectively referred to as “AT&T Mobility/Service Provider”) including without limitation acts or omissions of AT&T Mobility/Service Provider.

8.2	Notwithstanding anything to the contrary herein, in addition to waivers set forth herein this Work Order, AT&T Mobility may choose to waive Performance Standards and applicable penalties at its sole discretion. AT&T Mobility must invoke this option in writing within thirty (30) days of a missed Performance Metric.
9.	PRICE
9.1	Services shall be compensated by AT&T Mobility to Supplier pursuant to the rates and charges detailed in Exhibit B which is attached hereto and fully incorporated herein by this reference. Such rates and charges do not include all applicable taxes.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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10.	DISPUTE RESOLUTION

Either party may give the other party written notice of any dispute not resolved in the normal course of business. The parties will attempt in good faith to promptly resolve any issue, dispute, or controversy arising out of or relating to this Agreement promptly by negotiation between the managers set forth below. Within ten (10) days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute within the time frames here:

	AT&T Mobility Wireless	Supplier

Within 10 days	[*]	Regional VP

Within 20 days	[*]	Regional VP

Within 30 days	[*]	Senior Vice President or Executive Vice President of Operations
If any dispute is not resolved in accordance with this process after sixty (60) days, the parties will escalate to the respective executive levels. Both parties agree to continue performance during the negotiation period set forth in this section of the Work Order.
The individuals listed in the table above will serve as primary contact for dispute resolution. Any changes will be made in accordance with Exhibit 5 of the Agreement.
11.	SPECIAL CONSIDERATIONS:
11.1	The terms set forth below shall be in addition to the terms set forth in the respective sections of the Agreement:
11.1.1	Supplier Responsibilities
a.	Except as otherwise set forth in this Work Order or the Agreement, Supplier will be responsible for supplying all Supplier personnel, facilities, technology subject to Section 50 of Agreement, services and materials necessary to perform the Services in accordance with the terms and conditions set forth in this Work Order.

b.	Supplier will provide the necessary, as of the Effective Date of this Work Order, voice and data infrastructure and PCs (or thin client applications in lieu of PCs) at Supplier’ Site(s) from the point of demarcation within Supplier’ data center(s) for voice and data communications. The point of demarcation is the point where AT&T Mobility-owned circuits/equipment end and Supplier-owned circuits/equipment begin. AT&T Mobility will provide any intelligent call management (ICM) routing and screen-pop equipment as required; or, alternatively Supplier will provide ICM and screen-pop equipment subject to Exhibit 5 of the Agreement. Supplier’ PCs will reside on the Supplier network and access AT&T Mobility’s systems via web, Citrix, or other thin client connectivity.

c.	Supplier shall pay for the Supplier standard, as of the Effective Date of this Work Order, voice and data network facilities. AT&T Mobility shall be responsible for other voice and data charges, including delivering voice and data to Supplier’ data center hub(s), bandwidth exceeding Supplier’ standards in existence as of the Work Order Effective Date, and any dedicated security equipment required by AT&T Mobility. In the event AT&T Mobility utilizes VoATM to deliver calls to a Supplier hub, AT&T Mobility will provide the Nortel Passport or equivalent device required in the Supplier hub to accept the VoATM traffic. Supplier agrees to relinquish ownership at no cost to AT&T Mobility of any and all toll-free numbers associated with the Program to AT&T Mobility or another party specified by AT&T Mobility within forty-eight (48) hours of AT&T Mobility’s request; provided that AT&T Mobility is current on all invoices.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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11.1.2	Training
a.	Training costs shall be billed as listed under Exhibit B.

b.	Initial new hire training: Supplier agrees to provide initial Program training to Supplier’ CSRs in accordance with AT&T Mobility provided Training Materials, and all retraining, ongoing soft-skills training, and customer service training at the rates set forth in Exhibit B, in order to perform the Services described in this Work Order. If mutually agreed between the parties subject to Exhibit 5 of the Agreement, AT&T Mobility may provide AT&T Mobility trainers for initial train-the-trainer training programs.

c.	AT&T Mobility may request to extend the duration of initial Program training subject to Exhibit 5 of the Agreement.
11.1.3.	Quality Assessment

Supplier will provide enough Quality Assessment (“QA”) agents at the QA rate set forth in Exhibit B, to CSRs to meet the average number of observations monthly. Each CSR is monitored an average of [*] scored evaluations per month by QA and Production staff/personnel collectively and other informal evaluations as agreed upon by the parties based upon individual CSR performance. Supervisors will use commercially reasonable efforts to provide feedback within [*] if below goal and [*] if within or above goal. Agents needing improvement will receive additional evaluations via various methods (side by side, additional monitoring, remote monitoring, double jacking, etc). QA agents will shadow CSRs while on the call without the CSR being aware they are being monitored. Calibration sessions between Supplier QA agents, Supplier supervisors and AT&T Mobility representatives will be held weekly to ensure scoring and feedback to CSRs is consistent. If Supplier fails to monitor an average of [*] scored evaluations per month by QA and Production staff/personnel collectively as set forth above, Supplier will be advised of such deficiencies and Supplier will have [*] days to bring performance back to objective’s standards. AT&T Mobility and Supplier may mutually agree to modify the standards upon written agreement signed by both parties, in the event AHT increases by [*] from the previous month’s 45-Day Commitment, AT&T Mobility and Supplier shall re-evaluate the QA staffing required to meet the obligations set forth herein
11.1.4	AT&T Mobility shall be responsible for and must approve scripts, order forms, and report formats to be used by Supplier for Services provided pursuant to this Work Order. If Supplier desires any changes whatsoever to the aforementioned scripts, forms or formats, then Supplier must obtain AT&T Mobility’s prior written approval of such changes.

11.1.5	Cancellation and Termination
a.	Upon expiration, a AT&T Mobility Termination Without Cause or Supplier Cancellation For Cause (if requested by Supplier), of a Work Order, AT&T Mobility and Supplier agree to honor the Full Call Volume Commitments during the notice period with a 3 month ramp down period to follow, where AT&T Mobility will provide to Supplier 75% / 50% / 25% of the Call Volume Commitment, respectively during the 3 month ramp down. Call Volume Commitment is defined as the average monthly volume over the preceding six (6) months prior to termination notification (but in no case less than any applicable minimum). Any difference between actual billings and the Call Volume Commitment shall be billed to and payable by AT&T Mobility.

b.	In addition to all other rights or remedies provided for in this Agreement or by law, either party may immediately cancel this Agreement if: (1) the other party becomes insolvent or makes a general assignment for the benefit of creditors; (2) the other party admits in writing the inability to pay debts as they mature; (3) Any court appoints a trustee or receiver with respect to the other party or any substantial part of the other party’s assets; or (4) An action is taken by or against other party under any bankruptcy or insolvency laws or laws relating to the relief of debtors, including the Federal Bankruptcy Act.
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

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11.2	“Occupancy” is calculated by subtracting total idle (waiting to serve) time from total logged in time and dividing the difference by total logged in time.

11.3	“Payroll Hour” is defined as an hour for which a CSR is compensated by Supplier

11.4	“Privacy Laws” means Laws relating to data privacy, trans-border data flow or data protection.

11.5	[*]

11.6	“Overall Customer Satisfaction (OCS)” means OCS as measured by the WAVE surveys for Postpaid CSE customers.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

StarTek USA Inc.		AT&T Mobility LLC by its authorized
Representative AT&T Services, Inc.

By:	/s/ A.L. Jones	By:	/s/ Tim Harden
Printed Name: A.L. Jones		Printed Name: Tim Harden
Title:	President & CEO	Title:	President – Supply Chain & Fleet Operations
Date:	7 May 2008	Date:	5-6-08
PRIVATE/PROPRIETARY/LOCK
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.